Exhibit 99.2

KRAMER LEVIN NAFTALIS & FRANKEL LLP

ERNEST S. WECHSLER
PARTNER
PHONE 212-715-9211
FAX 212-715-8086
EWECHSLER@KRAMERLEVIN.COM

June 27, 2014

Elliot S. Orol

Senior Vice President, General Counsel and

Secretary

Tower Group, Inc.

120 Broadway, 31st Floor

New York, NY 10271

Dear Elliot:

I am writing on behalf of our client, ACP Re, Ltd., in response to your letter dated June 26, 2014. ACP Re will comply in all respects with its obligations under the parties’ Merger Agreement. ACP Re reserves all its rights under the Merger Agreement, with respect to the matters referenced in your letter or otherwise.

Sincerely

/s/ Ernest S. Wechsler
Ernest S. Wechsler

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cc:	John M. Schwolsky

Alexander M. Dye

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